As filed with the Securities and Exchange Commission on October 28, 2011

Registration No. 333-157701

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 6 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MONEY TREE INC.

(Exact name of registrant as specified in its charter)

Georgia	6141	58-2171386
(State or other jurisdiction of Incorporation of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

114 South Broad Street

Bainbridge, Georgia 39817

(229) 246-6536

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley D. Bellville

President

114 South Broad Street

Bainbridge, Georgia 39817

(229) 246-6536

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael K. Rafter, Esq.

Baker, Donelson, Bearman,

Caldwell & Berkowitz, PC

Monarch Plaza

Suite 1600

3414 Peachtree Road, NE

Atlanta, Georgia 30326

(404) 577-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Deregistration of Debentures

The Money Tree Inc. (the “Registrant”) filed Registration Statement No. 333-157701 on Form S-1, which was declared effective by the Securities and Exchange Commission on March 5, 2009, in order to register up to $75,000,000 in the Registrant’s Series B Variable Rate Subordinated Debentures (the “Debentures”). To date, the Registrant has sold $35,025,142 in Debentures, leaving $39,974,858 in Debentures unsold. As of the date of this Post-Effective Amendment No. 6 to that Registration Statement, the Registrant had ceased all sales of Debentures.

Based upon the foregoing, and pursuant to the undertaking in Registration Statement No. 333-157701, the Registrant hereby deregisters the Debentures heretofore registered and not sold pursuant to Registration Statement No. 333-157701.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 6 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bainbridge, State of Georgia, on October 25, 2011.

THE MONEY TREE INC.

By:	/s/ Bradley D. Bellville
Bradley D. Bellville President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Name	Title	Date

/s/ Bradley D. Bellville Bradley D. Bellville	President and Chairman of the Board of Directors (Principal Executive Officer)	October 25, 2011

/s/ Steven Morrison Steven Morrison	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 25, 2011

/s/ Jefferey V. Martin Jefferey V. Martin	Director	October 25, 2011